10f-3 securities

Credit Suisse Floating Rate High Income Fund


Portfolio:			Credit Suisse Floating Rate High Income Fund
Security:			Surgery Center Holdings, Inc.
Date Purchased:			3/28/2016
Price per Share:		$100
Shares Purchased by
the Portfolio:			2000.00
Total Principal Purchased
by the Portfolio:		$2,000,000
% of Offering Purchased
by the Portfolio:		0.50%
Broker:				Jefferies
Member:				Co-Manager


Portfolio:			Credit Suisse Floating Rate High Income Fund
Security:			T-Mobile USA Inc
Date Purchased:			3/29/2016
Price per Share:		$100
Shares Purchased by
the Portfolio:			2000.00
Total Principal Purchased
by the Portfolio:		$2,000,000
% of Offering Purchased
by the Portfolio:		0.20%
Broker:				Deutsche Bank Securities Inc
Member:				Co-Manager


Portfolio:			Credit Suisse Floating Rate High Income Fund
Security:			Altice US Financing I Corp
Date Purchased:			4/19/2016
Price per Share:		$100
Shares Purchased by
the Portfolio:			3500.00
Total Principal Purchased
by the Portfolio:		$3,500,000
% of Offering Purchased
by the Portfolio:		0.13%
Broker:				JPMorgan Chase Bank, N.A.
Member:				Joint Lead Manager